EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
     This FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “First Amendment”) is dated as of October 29, 2007, by and among American Medical Systems, Inc., a Delaware corporation (“Borrower”), each of the other Credit Parties which is a signatory hereto and CIT Healthcare LLC, as Administrative Agent (in such capacity, together with its permitted successors in such capacity, “Administrative Agent”).
BACKGROUND
     A. Borrower, Guarantors and Administrative Agent are parties to that certain Credit and Guaranty Agreement dated as of July 20, 2006 (the “Original Credit Agreement;” and as amended by this First Amendment the “Credit Agreement”), by and among Borrower, American Medical Systems Holdings, Inc., a Delaware corporation (“Holdings”), as a Guarantor, certain direct and indirect subsidiaries of Holdings (other than Borrower), as Guarantors, the Lenders from time to time party thereto, CIT Capital Securities LLC, as Co-Lead Arranger and as Sole Bookrunner, KeyBank National Association, as Co-Lead Arranger and as Syndication Agent, CIT Healthcare LLC, as Administrative Agent and General Electric Capital Corporation, as Documentation Agent, pursuant to which Lenders have made loans and advances to Borrower for the account of Borrower, as described in the Original Credit Agreement, and as security therefor, each Credit Party has granted to Collateral Agent and Lenders a lien on all of its assets.
     B. Borrower has requested that Administrative Agent and Lenders amend the Original Credit Agreement to amend and restate certain of the financial tests and covenants provided in Section 6.8 thereof.
     C. Administrative Agent, on its behalf and on behalf of the Lenders (at the direction and consent of the Lenders), is willing to amend the Original Credit Agreement, provided that Credit Parties enter into this First Amendment upon the terms and conditions set forth herein.
     D. Terms used herein but not defined herein shall have the meanings assigned to them in the Original Credit Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
SECTION 1
AMENDMENT TO CREDIT AGREEMENT
     Upon and subject to fulfillment of the conditions precedent under Section 3 of this First Amendment, the following provisions of the Credit Agreement shall be amended as set forth below.

     1.1 Section 6.8 of the Original Credit Agreement is hereby amended by amending and restating subsections (a) and (b) thereof to read as follows:
     “(a) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the day nearest to the period ending in the table below, beginning with the period ending September 30, 2006, to be less than the correlative ratio indicated:

Fiscal Quarter Ended
Nearest to the Period	Interest Coverage
Ending Below	Ratio
September 30, 2006	2.50 to 1.00
December 31, 2006	2.50 to 1.00
March 31, 2007	2.75 to 1.00
June 30, 2007	3.00 to 1.00
September 30, 2007	3.25 to 1.00
December 31, 2007	3.25 to 1.00
March 31, 2008	3.25 to 1.00
June 30, 2008	3.50 to 1.00
September 30, 2008	3.50 to 1.00
December 31, 2008	3.75 to 1.00
March 31, 2009	3.75 to 1.00
June 30, 2009	3.75 to 1.00
September 30, 2009	4.00 to 1.00
December 31, 2009	4.00 to 1.00
March 31, 2010	4.00 to 1.00
June 30, 2010	4.00 to 1.00
September 30, 2010	4.00 to 1.00
December 31, 2010	4.00 to 1.00
March 31, 2011	4.00 to 1.00
June 30, 2011	4.00 to 1.00
September 30, 2011	4.00 to 1.00
December 31, 2011	4.00 to 1.00
March 31, 2012	4.00 to 1.00

Fiscal Quarter Ended
Nearest to the Period	Interest Coverage
Ending Below	Ratio
June 30, 2012	4.00 to 1.00
(b) Total Leverage Ratio. Borrower shall not permit the Total Leverage Ratio as of the day nearest to the period ending in the table below and at all times during such period, beginning with the period ending September 30, 2006, to exceed the correlative ratio indicated:

Fiscal Quarter Ended
Nearest to the Period	Total Leverage
Ending Below	Ratio
September 30, 2006	7.25 to 1.00
December 31, 2006	6.95 to 1.00
March 31, 2007	6.50 to 1.00
June 30, 2007	6.00 to 1.00
September 30, 2007	5.50 to 1.00
December 31, 2007	5.50 to 1.00
March 31, 2008	5.25 to 1.00
June 30, 2008	5.00 to 1.00
September 30, 2008	4.75 to 1.00
December 31, 2008	4.50 to 1.00
March 31, 2009	4.25 to 1.00
June 30, 2009	4.00 to 1.00
September 30, 2009	3.75 to 1.00
December 31, 2009	3.50 to 1.00
March 31, 2010	3.25 to 1.00
June 30, 2010	3.00 to 1.00
September 30, 2010	3.00 to 1.00
December 31, 2010	3.00 to 1.00
March 31, 2011	3.00 to 1.00
June 30, 2011	3.00 to 1.00
September 30, 2011	3.00 to 1.00

Fiscal Quarter Ended
Nearest to the Period	Total Leverage
Ending Below	Ratio
December 31, 2011	3.00 to 1.00
March 31, 2012	3.00 to 1.00
June 30, 2012	3.00 to 1.00”
     1.2 Section 6.8 of the Original Credit Agreement is hereby amended by amending and restating subsections (d) and (e) thereof to read as follows:
“(d) Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio as of the day nearest to the period ending in the table below, beginning with the period ending September 30, 2006, to be less than the correlative ratio indicated:

Fiscal Quarter Ended
Nearest to the Period	Fixed Charge
Ending Below	Coverage Ratio
September 30, 2006	1.05 to 1.00
December 31, 2006	1.05 to 1.00
March 31, 2007	1.05 to 1.00
June 30, 2007	1.15 to 1.00
September 30, 2007	1.15 to 1.00
December 31, 2007	1.25 to 1.00
March 31, 2008	1.25 to 1.00
June 30, 2008	1.25 to 1.00
September 30, 2008	1.40 to 1.00
December 31, 2008	1.40 to 1.00
March 31, 2009	1.50 to 1.00
June 30, 2009	1.50 to 1.00
September 30, 2009	1.50 to 1.00
December 31, 2009	1.50 to 1.00
March 31, 2010	1.50 to 1.00
June 30, 2010	1.50 to 1.00
September 30, 2010	1.50 to 1.00

Fiscal Quarter Ended
Nearest to the Period	Fixed Charge
Ending Below	Coverage Ratio
December 31, 2010	1.50 to 1.00
March 31, 2011	1.50 to 1.00
June 30, 2011	1.50 to 1.00
September 30, 2011	1.50 to 1.00
December 31, 2011	1.50 to 1.00
March 31, 2012	1.50 to 1.00
June 30, 2012	1.50 to 1.00
(e) Maximum Consolidated Capital Expenditures. Borrower shall not, and shall not permit Holdings or any of its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in excess of the corresponding amount set forth below opposite such Fiscal Year:

Fiscal	Consolidated Capital
Year	Expenditures
2006	$35,000,000
2007	$16,500,000
2008	$15,000,000
2009	$17,500,000
2010	$20,000,000
2011	$22,500,000
2012	$30,000,000”
SECTION 2
REPRESENTATIONS, WARRANTIES, NO ADVERSE CLAIMS
     To induce Administrative Agent and Lenders to amend the Original Credit Agreement, each Credit Party represents and warrants to Administrative Agent, on its behalf and on behalf of the Lenders, and agrees, that:
     2.1 Compliance with Credit Documents; No Defaults or Event of Default. On the date hereof each of the Credit Parties is in compliance with the terms and provisions set forth in each of the Credit Documents (as modified by this First Amendment), and no Default or Event of Default has occurred and is continuing.

     2.2 Representations and Warranties. On the date hereof, the representations and warranties of each Credit Party set forth in the Credit Agreement (as modified by this First Amendment) are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.
     2.3 Corporate Authority of Credit Parties. Each Credit Party has full power and authority to enter into this First Amendment and to incur and perform the obligations provided for under this First Amendment and the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this First Amendment.
     2.4 First Amendment as Binding Agreement. This First Amendment constitutes the valid and legally binding obligation of each of the Credit Parties, fully enforceable against each such Credit Party, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     2.5 No Conflicting Agreements. The execution and performance by each Credit Pary of this First Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Organizational Documents of any Credit Party, or (ii) violate any indenture, contract, agreement or other instrument to which any Credit Party is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Credit Party.
     2.6 No Changes to Organizational Documents. There have been no changes in the Organizational Documents of any of the Credit Parties since the execution and delivery of the Original Credit Agreement.
     2.7 No Material Adverse Effect. Since December 31, 2006, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.
     2.8 No Adverse Claim. Each Credit Party warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a claim against Administrative Agent or Lenders, or a defense, offset or counterclaim to any claim of the Administrative Agent or Lenders with respect to the Obligations, and each Credit Party hereby releases any such claims.

SECTION 3
CONDITIONS PRECEDENT
     The agreement by Administrative Agent and Lenders to amend the Original Credit Agreement is subject to satisfaction of all of the following conditions precedent:
     3.1 The Credit Parties shall have executed and delivered to Administrative Agent a fully executed copy of this First Amendment.
     3.2 The Credit Parties shall have delivered to Administrative Agent certified copies of all documents evidencing any necessary corporate action, consents of third parties and government approvals, if any, with respect to this First Amendment, and any other documents reasonably requested by Administrative Agent including, without limitation, resolutions or consents of the board of directors of the Credit Parties authorizing the execution, delivery and performance of this First Amendment.
SECTION 4
GENERAL PROVISIONS
     4.1 Except as amended by this First Amendment, the terms and provisions of the Original Credit Agreement and each of the other Credit Documents shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Each Credit Party ratifies, confirms and affirms without condition, all liens and security interests granted to the Administrative Agent and Lenders pursuant to the Credit Documents (as amended by this First Amendment), and such liens and security interests shall continue to secure the Obligations, including but not limited to, all Loans made by the Lenders to Borrower under the Credit Agreement.
     4.2 This First Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to conflict of laws principles thereof, and the obligations of Borrower under this First Amendment is and shall arise absolutely and unconditionally upon the execution and delivery of this First Amendment.
     4.3 This First Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
     4.4 Each of the Credit Parties agrees to pay all out-of-pocket expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and consummation of this First Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of counsel to the Administrative Agent, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this First Amendment.

     4.5 On or after the effective date hereof, each reference in the Credit Agreement or any of the Original Credit Documents to this “Agreement” or works of like import, shall unless the context otherwise requires, be deemed to refer to the Original Credit Agreement as amended hereby.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each Credit Party and Administrative Agent, on its behalf and on behalf of the Lenders, have caused this First Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER: AMERICAN MEDICAL SYSTEMS, INC.
By:	/s/ Mark Heggestad
	Name:	Mark Heggestad
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
AMS SALES CORPORATION
AMS RESEARCH CORPORATION
THERMATRX INC.
OVION, INC.
SOLARANT MEDICAL, INC.
LASERSCOPE
LASERSCOPE INTERNATIONAL, INC.
INNOVAQUARTZ INCORPORATED

By:	/s/ Mark Heggestad
	Name:	Mark Heggestad
	Title:	Executive Vice President and Chief Financial Officer

CIT HEALTHCARE LLC, as Administrative Agent
By:	/s/ Michael D. Monte
	Name:	Michael D. Monte
	Title:	Managing Director